UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 1, 2019

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2019, the Board of Directors (the "Board") of Lattice Semiconductor Corporation (the "Company") acted to enlarge the Board of Directors from nine to ten members and appointed Anjali Joshi, age 59, to the Board effective November 1, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Ms. Joshi also will serve as a member of the Compensation Committee.
In connection with Ms. Joshi’s service as a director, she will be entitled to the Company's customary compensatory arrangement for outside directors, including an annual retainer of $45,000 for Board service and an annual retainer of $10,000 for service on the Compensation Committee. In addition, on the effective date of appointment, Ms. Joshi was granted restricted stock units valued at $75,000, pursuant to the terms of the Company's 2011 Non Employee Director Equity Incentive Plan, with the restricted stock units vesting on the annual meeting of stockholders of the Company, subject to her continued service to the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press Release, dated November 5, 2019 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
		By:	/s/ Byron W. Milstead
Date:	November 5, 2019		Byron W. Milstead Corporate Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 5, 2019 (furnished herewith.

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